Exhibit 23.1

CONSENT OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING

FIRM

April 20, 2021

Board of Directors of Wizard Brands, Inc.:

We hereby consent to the inclusion under the Form S-1Registration Statement of our report dated March 29, 2021, with respect to the balance sheets of Wizard Brands, Inc. as of December 31, 2020 and 2019 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

/s/ MaughanSullivan LLC
Manchester, VT
April 20, 2021